Exhibit 99.1

Evergreen Solar	Cash Flow Forecast to December 3, 2011
$000	Wk 14	Wk 15	Wk 16
Week ending	Nov-19	Nov-26	Dec-03	Total
Beginning Cash Balance	43,229	22,715	21,655	43,229

Receipts:
Pre-petition receivables
Post-petition Inventory Sales

Total Receipts	-	-	-	-

Disbursements
Operating Disbursements
Salaries & Benefits	240			240
Rent, utilities and taxes	30			30
Materials, fees and other	425			425
Capital Expenditures	-			-
Release of Schedule B Funds	12,884	-	-	12,884
Total Operating Disbursements	13,579	-	-	13,579

Non-Operating Disbursements
Severance	2,823	-	-	2,823
KEIP	-	1,000	-	1,000
Ordinary Course Professionals - Non-op				-
Wind Down Costs	640	59	75	775
Decontamination costs	-	-	425	425
Restructuring Professionals (ex 13s)	2,505	-	-	2,505
Restructuring Professionals (13s)	966	-	-	966

Total Non-Operating Disbursements	6,935	1,059	500	8,495

Total Disbursements	20,514	1,059	500	22,074

Net cash flow	(20,514)	(1,059)	(500)	(22,074)

Cumulative net cash flow	(20,514)	(21,574)	(22,074)

Ending Cash Balance	22,715	21,655	21,155	21,155